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                                                                     Exhibit 4.6


                          FORM OF CLASS-__ CERTIFICATE

                [Form of the face of the Class-___ Certificates]


                                                                       Initial
REGISTERED                                                    Invested Amount:

Certificate No. R-__

                                                           CUSIP NO. _________



Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



                   NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

                    SERIES 2000-___ FLOATING RATE DEALER NOTE
                           ASSET BACKED CERTIFICATES,
                                   CLASS ____


       evidencing a fractional undivided interest in certain assets of the

                  NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST,

the corpus of which consists primarily of certain promissory notes acquired by Navistar Financial Corporation ("NFC") to finance certain vehicles purchased by a dealer (the "Dealer Notes") and other property related thereto. This certificate (a "Class ___ Certificate") does not represent an interest in or obligation of Navistar Financial Securities Corporation ("NFSC" or the "Seller"),

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NFC, Navistar International Corporation, a Delaware corporation, Navistar
International Transportation Corp. ("NITC"), a Delaware corporation, or any affiliate thereof.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Master Trust Trustee, by manual signature, this Class ___ Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

                  THIS CLASS ___ CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                             NAVISTAR FINANCIAL
                             SECURITIES CORPORATION


                             By: __________________________________
                                     Name:
                                     Title:
Dated:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.


THE BANK OF NEW YORK,
as Master Trust Trustee


By:  ___________________________
        Authorized Signatory

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               [Form of the reverse of the Class ___ Certificates]

                  This certifies that _________ (the "Class ___ Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST (the "Master Trust") created pursuant to a Pooling and Servicing Agreement dated as of June 8, 1995 (and as amended and supplemented from time to time, the "P&S"), by and among NFC, as Servicer, NFSC, as Seller, and the Master Trust Trustee, as supplemented by the Series 20__-___ Supplement dated as of __________ (the "Series Supplement") among the Seller, NFC and the Master Trust Trustee, which assets are allocated to the Class ___ Certificateholders' Interest pursuant to the P&S and the Series Supplement. The P&S and the Series Supplement are hereinafter collectively referred to as the "Pooling and Servicing Agreement." The corpus of the Master Trust will include:


                           (a) the Seller's right, title, and interest in and to
                  all available Eligible Dealer Notes existing on each Business Day and owned by the Seller, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-306 of the UCC) of such Dealer Notes, the Seller's interest in the security interests in the Financed Vehicles related to such Dealer Notes granted by Dealers pursuant to the Dealer Agreements and any accessions to such security interests, the Seller's interest in the Insurance Proceeds;

                           (b) any Enhancements; and

                           (c) all other assets and interests constituting the
                  Master Trust.

In addition to the Investor Certificates, the Master Trust Seller's Certificate issued pursuant to the Pooling and Servicing Agreement represents the Master Trust Seller's Interest in the Master Trust. The Master Trust Seller's Certificate represents the interest in the Master Trust's assets not represented by the Investor Certificates.

                  The Dealer Notes consist of promissory notes acquired by NFC to finance the purchase by certain dealers and manufacturers and other persons having agreements with NITC to sell certain new and used medium or heavy-duty trucks and trailers manufactured by NITC or other manufacturers. Generally, the principal amount of a Dealer Note is equal to the wholesale purchase price of such vehicles and, subject to certain exceptions, is due upon the retail sale of the vehicle.

                  Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Master Trust Trustee, on behalf of the Master Trust, to issue one or more new Series of Investor Certificates, which will represent fractional undivided interests in certain of the Master Trust's assets.

                  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from
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time to time, the Class ___ Certificateholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interest, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Master Trust Trustee. A copy of the Pooling and Servicing Agreement (without schedules and exhibits) may be requested from the Master Trust Trustee by writing to the Master Trust Trustee at The Bank of New York, Corporate Trust Office, 101 Barclay Street, New York, New York 10286, Attention: Corporation Trust Department. To the extent not defined herein, the capitalized terms used herein, have the meanings ascribed to them in the Pooling and Servicing Agreement.

                  The Seller has structured the Pooling and Servicing Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness. Except to the extent expressly specified to the contrary in the Series Supplement, the Seller, the Servicer, the Holders of the Master Trust Seller's Certificates and each Investor Certificateholder agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder, by acceptance of its Certificate, agrees to be bound hereby.

                  On each Distribution Date, the Master Trust Trustee shall distribute to each Class __ Certificateholder of record at the close of business on the Business Day preceding the Distribution Date for the related Due Period (each a "Record Date") such Certificateholder's share of such amounts on deposit in any Series Account as are payable in respect of the Class ___ Certificates pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement provides for (a) first, distributions of amounts owing in respect of the Class __ Certificates, equally and ratably without prejudice, priority or distinction and (b) second, distributions of amounts owing in respect of the Class __ Certificates, equally and ratably without prejudice, priority or distinction.

                  Distributions with respect to this Certificate will be made by the Master Trust Trustee to the Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon (except for the final distribution in respect of this Certificate) by wire transfer of immediately available funds to the account specified by the Certificateholder. Final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Master Trust Trustee to the Certificateholder in accordance with the Pooling and Servicing Agreement.

                  This Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Certificate is limited in right of payment to certain Collections with respect to the the Dealer Notes and certain other amounts, all as more specifically set forth herein and in the Pooling and Servicing Agreement.

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                  The Pooling and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Master Trust Trustee, without the consent of any of the Class __ Certificateholders or the Class __ Certificateholders (collectively, the "Series 20__-___ Certificateholders"), so long as any such action shall not, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of the Series 20__-___ Certificateholders or the certificateholders of any other outstanding Series. The Master Trust Trustee may, but shall not be obligated to, enter into any such amendment which affects the Master Trust Trustee's rights, duties or immunities under the Pooling and Servicing Agreement or otherwise.

                  The Pooling and Servicing Agreement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Seller and the Master Trust Trustee with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment to the Pooling and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed without the consent of such each affected Investor Certificateholder; (ii) change the definition or the manner of calculating the interest of any Investor Certificateholder or the amount available under any Enhancement without the consent of each affected Investor Certificateholder;
(iii) reduce the percentage required to consent to any amendment without the consent of each Investor Certificateholder; or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Master Trust Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Master Trust Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Master Trust Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Class ___ Certificates of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class ___ Certificates are exchangeable for new Class ___ Certificates evidencing like aggregate fractional undivided interests as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such
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exchange but the Master Trust Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Servicer, the Master Trust Trustee, the Transfer Agent and any agent of any of them, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Servicer nor the Master Trust Trustee, the Transfer Agent, nor any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

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                                   ASSIGNMENT

Social Security or other identifying number of assignee
__________________

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________
                         (name and address of assignee)
the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints __________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.


Dated: _______________________________________1


                              Signature Guaranteed:

                            _________________________





________
  1 NOTE: The signature of this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.


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